UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2009

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland	20852-4041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 301/998-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 16, 2009, Federal Realty Investment Trust (“Trust”) entered into a Second Amendment to its Amended and Restated Rights Agreement dated March 11, 1999 with American Stock Transfer & Trust Company. This Second Amendment extends the expiration date of the “Rights” as specified in the Amended and Restated Rights Agreement until April 24, 2012 and adds a “qualified offer” provision allowing holders of Common Shares of the Trust, under certain circumstances, to call a special meeting of the holders to consider a required redemption of the Rights. The Amended and Restated Rights Agreement was previously amended on November 23, 2003 to increase the triggering ownership threshold to 20% and to add a provision (commonly called a “TIDE” provision) requiring that the independent trustees on the Board of Trustees of the Trust review the Rights every three years. Copies of the Amended and Restated Rights Agreement, the prior amendment thereto and the Second Amendment are filed as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

The information included in Item 1.01 above and the documents filed as Exhibits 10.1, 10.2 and 10.3 hereto are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following Exhibits are included in the Form 8-K:

Exhibit	Description of Exhibit
4.1	Amended and Restated Rights Agreement, dated March 11, 1999, between the Trust and American Stock Transfer & Trust Company (previously filed as Exhibit 1 to the Trust’s Registration Statement on Form 8-A/A filed on March 11, 1999 (File No. 1-07533) and incorporated herein by reference)

4.2	First Amendment to Amended and Restated Rights Agreement, dated as of November 23, 2003, between the Trust and American Stock Transfer & Trust Company (previously filed as Exhibit 4.5 to the Trust’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 1-07533) and incorporated herein by reference)

4.3	Second Amendment to Amended and Restated Rights Agreement, dated March 16, 2009, between the Trust and American Stock Transfer & Trust Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: March 19, 2009	/s/ Dawn M. Becker
Dawn M. Becker
Executive Vice President-General Counsel and Secretary